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EXHIBIT 1A-13

TESTING THE WATERS

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1A-13-1

www.equityforpunksusa.com

1A-13-2

Sections of www.equityforpunksusa.com

1A-13-3

1A-13-4

1A-13-5

1A-13-6

1A-13-7

1A-13-8